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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  August 28, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5.   Other Events and Regulation FD Disclosure.
          -----------------------------------------

     On August 28, 2003, we filed a news release concerning personnel and organizational changes related to the upcoming retirement of Richard L. Williams, our President and Chief Operating Officer. The text of the news release is as follows:

     Danville, Va., August 28, 2003. Dan River Inc. (NYSE: DRF) today announced personnel and organizational changes related to the upcoming retirement of Richard L. Williams, 69, President and Chief Operating Officer. Mr. Williams will move to the position of Vice Chairman on August 29 and will retire effective December 26, 2003.

     Effective August 29, Thomas L. Muscalino, President Home Fashions Division, will be promoted to President and Chief Operating Officer, succeeding Mr. Williams. In that capacity Mr. Muscalino will be responsible for sales, marketing, and manufacturing for all divisions. Daniel A. Hammer, Senior Vice President Sales and Marketing Home Fashions for Kids, will be promoted to Executive Vice President Home Fashions Sales and Marketing. Mr. Hammer will relocate to New York City from Atlanta, Georgia.

     Before coming to Dan River Inc. in 1989, Mr. Williams spent 21 years at West Point-Pepperell, Inc. where he served in several key positions including President of the Carpet and Rug Division and President of the Consumer Products Division. While there he helped engineer the acquisition of J. P. Stevens and then served as President of that company. Joseph L. Lanier, Jr., Chairman and CEO, said, "Dick has a distinguished career in textiles. He was instrumental in the success and growth of WestPoint. Since coming with me to Dan River in 1989 he has helped refocus the company on home fashions and overseen our growth to be the third largest domestic manufacturer of bed products. He is a long time friend as well as associate and will be missed."

     Tom Muscalino, 52, started his career with Cannon Mills and moved to WestPoint Pepperell where he eventually became President of the Consumer Products Division. He came to Dan River in 1993 and has served as President of the Home Fashions Division since then. Lanier continued, "Tom brings to his new position a strong background in sales and marketing which is necessary for us to compete effectively in the emerging global economy. He brings experience in the industry and a positive outlook on the company's future to his new responsibilities."

     Dan Hammer, 40, worked for Fieldcrest-Cannon and Springs Industries early in his career before moving to the Bibb Company in 1993 where he rose to President of Consumer Products. Following Dan River's acquisition of Bibb, Dan moved to his current position as Senior Vice President Sales and Marketing Home Fashions for Kids.

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     Effective with these personnel changes, the Company will adopt a more streamlined organizational structure. All finance and accounting functions will be consolidated under Barry F. Shea, 54, Executive Vice President and Chief Financial Officer, and all manufacturing under Greg R. Boozer, 48, Executive Vice President Manufacturing. Formerly each of the three divisions had the controller and manufacturing functions reporting directly to the division's president.

     Dan River Inc. is a leading manufacturer and marketer of textile products for the home fashions, apparel fabrics and industrial textiles markets. The Company designs, manufactures and markets a coordinated line of value added home fashions products consisting of bedroom furnishings such as comforters, sheets, pillowcases, shams, bed skirts, decorative pillows, and draperies for the adult, juvenile, and institutional markets. Dan River also manufactures and markets a broad range of high quality woven cotton and cotton blend fabrics for apparel. Additionally, Dan River manufactures and markets specialty engineered textile products used in making high-pressure hoses and other industrial products.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  August 28, 2003             /s/ Harry L. Goodrich
                                   ---------------------------------
                                   Harry L. Goodrich
                                   Vice President